[HOMESTAKE                          December 9, 1996
 LOGO]


[SANTA FE
 LOGO]

[HOMESTAKE              THE NEW HOMESTAKE
 LOGO]
                        - A New Leading International Gold Company
[SANTA FE
 LOGO]                  - Asset Base, Portfolio of Growth Opportunities,
                          Financial Strength and Operating Skills


                        - Spectacular Fit and #1 Nevada Land Position

                        - Combination Enhances Prospects for Growth

                        - Potential for Valuation Rerating

[HOMESTAKE              TRANSACTION SUMMARY
 LOGO]
                        Corporate Name: Homestake Mining Company
[SANTA FE
 LOGO]                  Structure:      Pooling of Interests/Tax-Free Exchange

                        Terms:          1.115:1 Fixed Exchange Ratio--No
                                        Collar

                        Current Value:  $17.42 per Santa Fe Share

                        Premium:        47% to Last Wednesday's Closing Price

                        Cash Flow:      Accretive in 1997*

                        EPS:            Accretive in 1997*

                        Cost Savings:   Over $30 Million Annually

                        * Before one-time transaction costs

[HOMESTAKE             TRANSACTION SUMMARY
LOGO]
                        Board Composition:  5 Homestake, 5 Santa Fe, 2 New
[SANTA FE
LOGO]                   Management:         Jack E. Thompson  Chairman and CEO
                                            Patrick M. James  President and COO

                        Due Diligence:      Completed

                        Conditions:         Shareholder and Antitrust Approvals

                        Break Up Fee:       $65 Million

                        Expected Closing:   By Early April 1997

[HOMESTAKE        THE NEW HOMESTAKE:
   LOGO]          LEADING INTERNATIONAL GOLD COMPANY

[SANTA FE
   LOGO]          Among North American Gold Companies, New Homestake Will Rank:

                  #1  Gold Reserves             39.4 MM oz.

                  #2  Gold Production           3.2 MM oz. by 1998

                  #1  Nevada Land Position      1.5 MM Acres

[HOMESTAKE        HOMESTAKE MINING COMPANY
   LOGO]          Annual Gold Production (in Millions of Ounces)

[SANTA FE
   LOGO]

Graph shows annual gold production (in millions of ounces) of Homestake during the period 1975 to 1998 (estimated). Graph also shows annual gold production (in millions of ounces) of Santa Fe during the period 1989 to 1998 (estimated). Graph shows estimated annual gold production on a pro forma basis for a combined Homestake and Santa Fe from 1989 to an estimated 3.2 million in 1998.

[HOMESTAKE        KEY FACTS
   LOGO]

[SANTA FE
   LOGO]          -  17 Mines (8 Underground, 9 Surface)

                  -  10 Development Projects

                  -  Santa Fe's 1.5 Million Acre Land Position in Nevada

                  - Lowest Political Risk of Any Major Gold Company (Virtually All Reserves in U.S., Canada, Australia)

[HOMESTAKE        KEY FACTS
   LOGO]

[SANTA FE
   LOGO]          -  Homestake Paying About $125 Per Ounce of Reserves

                  -  Also Gets 11.3 MM oz. of Mineralized Material

                  - Converting Half of Santa Fe's Mineralized Material to Reserves Would Lower Price to $95 Per Ounce

                  - Homestake Benefits From $1 Billion in Newly Built Santa Fe Plant Equipment

[HOMESTAKE        SYNERGIES
   LOGO]

[SANTA FE
   LOGO]          -  Achieve Over $30 Million in Annual Cost Savings
                     by End of 1997

                  -  Combine and Refocus Exploration Program,
                     Especially in Nevada

                  -  Leverage Complementary Technological Expertise

                  -  Combined Exploration Budget of $65 Million

[HOMESTAKE        NEAR-TERM INITIATIVES
   LOGO]

[SANTA FE
   LOGO]          -  Close Santa Fe's Albuquerque Headquarters

                  -  Combine U.S. Operations Base in Reno

                  - Focus Exploration on Strategic Land Position in Nevada and High-Priority International Projects

                  -  Accelerate Exploration/Development

                  -  Optimize Development of 10 Domestic and
                     International Projects

[HOMESTAKE        SUCCESSFUL INTEGRATION EXPERIENCE
   LOGO]

[SANTA FE
   LOGO]          -  Detailed Plan Largely Complete;
                     Tough Decisions Made

                  -  Both Companies Have Integrated Acquisitions

                        -  Homestake/International Corona (1992)

                        -  Santa Fe/Gold Fields Mining Co. (1993)

                  -  Coopers & Lybrand to Advise on Integration

[HOMESTAKE              PRODUCTION COST COMPARISON
LOGO]

[SANTA FE
LOGO]

Graph compares production costs per ounce for Homestake, Santa Fe, and a combined Homestake and Santa Fe on a pro forma basis, for the years 1994, 1995 and 1996-1998 (estimated). Graph shows a combined Homestake and Santa Fe with noncash production costs of 60 and cash production costs of 227 in 1994; noncash production costs of 60 and cash production costs of 238 in 1995; and estimated noncash production costs of 71 and cash production costs of 243 for the 1996-1998 period.

[HOMESTAKE              HEDGING POLICY
LOGO]
                        - Santa Fe Has Successful Program
[SANTA FE
LOGO]                   - Homestake Hedging Selectively

                        - New Homestake Will Assess Appropriate Level

[HOMESTAKE      PRO FORMA FINANCIALS* (12 Months Through September 1996)
LOGO]

[SANTA FE
LOGO]

                ($ Millions)                                  Homestake       Santa Fe          Combined
                                                              ---------       --------          --------
                Income Statement Data

                Revenues                                          $747           $334            $1,081

                EBITDA                                             180            108               288

                G&A                                                 36             21                57
                Exploration                                         38             30                68
                Net Income                                          31             23                54

                Balance sheet

                Net Working Capital                               $280            $105             $385
                Fixed and Other Assets                           1,112           1,040            2,153
                                                                ------          ------           ------
                                                                $1,392          $1,146           $2,538
                                                                ------          ------           ------
                Debt                                              $185            $395             $580
                Other Non-Current Liabilities                      443             186              629
                Shareholders' Equity                               764             564            1,328
                                                                ------          ------           ------
                                                                $1,392          $1,146           $2,538
                                                                ------          ------           ------
                Market Capitalization (12/6/96)                 $2,292          $2,021           $4,313

                * Excludes non-recurring items

                        INDEXED STOCK PRICE PERFORMANCE

[HOMESTAKE
LOGO]

[SANTA FE
LOGO]

Graph compares indexed stock price performance for Homestake, Sante Fe and S&P Gold from June 1994 to November 1996, on a percentage basis with 100% as a base.

[HOMESTAKE      ADJUSTED MARKET CAPITALIZATION (12/4/96)
LOGO]


[SANTA FE
LOGO]



Graph compares adjusted market capitalization per ounce of reserves as of December 4, 1996, including market value of equity plus debt minus cash, for ABX ($304), BMG ($137), ECO ($82), GLD ($107), HM ($107), NEM ($183) and PDG
($269).

[HOMESTAKE              1995 WORLDWIDE GOLD RESERVES
LOGO]



[SANTA FE
LOGO]

Graph compares 1995 worldwide gold reserves in millions of ounces for SFPG (17.9), Placer (20.9), HMC (21.5), Newmont (28.8), Barrick (36.5) and
HMC&SFPG, on a pro forma combined basis (39.4).

                    1995 WORLDWIDE GOLD PRODUCTION

[HOMESTAKE
LOGO]

[SANTA FE
LOGO]

Graph compares 1995 worldwide gold production in thousands of ounces for SFPG
(846), Placer (1,788), Newmont (1,845), HMC (1,848), HMC&SFPG, on a pro forma combined basis (2,694) and Barrick (3,140).

[HOMESTAKE      LOW POLITICAL RISK PROFILE
LOGO]

[SANTA FE
LOGO]

Graph shows a pie chart illustrating political risk profile of a pro forma combined Homestake and Santa Fe based on reserves and mineralized material. Graph shows 70% in U.S., 18% in Australia, 10% in Canada and 2% other.

[HOMESTAKE      GROWTH OPPORTUNITIES
LOGO]

[SANTA FE
LOGO]

[HOMESTAKE      HOMESTAKE AND SANTA FE COMBINED OPERATIONS
LOGO]

[SANTA FE
LOGO]

Slide shows worldwide mines, exploration and development for combined operations of Homestake and Santa Fe on a map of North America, South America, Europe, Asia, Africa and Australia. In North America, slide shows Homestake, Hemlo, Eskay Creek, McLaughlin, Mesquite, Twin Creeks, Pinson, Lone Tree, Mule Canyon, Trenton Canyon, Rosebud, Ruby Hill, Round Mountain, and Marigold. Slide shows Guyana Shield, Brazil, Chile and La Falda in South America. Slide shows Ghana in Africa, Chelopech in Europe, Central Asia and Pokrovskoye in Asia, and KCGM in Australia.

[HOMESTAKE      COMPLEMENTARY SKILLS
LOGO]
                Homestake                       Santa Fe
[SANTA FE       -----------------------------   ------------------------------
LOGO]           * Underground Mining

                * Surface Mining                * Surface Mining

                * International Operations      * Innovative Deals

                * Processing                    * Processing
                  - Autoclaves                    - Autoclaves
                  - Flotation                     - Flotation
                  - Roasters

                * Permitting/Development        * Permitting/Development

[HOMESTAKE
LOGO]

[SANTA FE
LOGO]

Slide shows a map of Nevada with Homestake Mines (Ruby Hill), Joint Venture Projects (Pinson, Round Mountain and Marigold), Santa Fe Mines (Twin Creeks, Lone Tree, Mule Canyon, Trenton Canyon and Rosebud), Ore Trends (Carlin, Battle Mountain/Eureka and Rabbit), Other Producing Gold Mines, and unspecified Areas of Mineral Rights Controlled by the Company.

[HOMESTAKE
LOGO]

[SANTA FE
LOGO]

Slide shows detailed map of the area of Nevada that includes the Carlin, Rabbit and Battle Mountain/Eureka Trends, showing Homestake and Santa Fe Mines, Areas of Mineral Rights Controlled by the Company, Exploration Offices and Other Producing Gold Mines.

[HOMESTAKE
LOGO]

[SANTA FE
LOGO]

Slide shows a map of Nevada with Homestake Mines (Ruby Hill), Joint Venture Projects (Pinson, Round Mountain and Marigold), Santa Fe Mines (Twin Creeks, Lone Tree, Mule Canyon, Trenton Canyon and Rosebud), Ore Trends (Carlin, Battle Mountain/Eureka and Rabbit), Other Producing Gold Mines, and unspecified Areas of Mineral Rights Controlled by the Company.

[HOMESTAKE        INTERNATIONAL EXPLORATION
   LOGO]

[SANTA FE
   LOGO]          -  Chile

                  -  Australia

                  -  Guyana Shield/Brazil

                  -  West Africa

                  -  Central Asia

                       -  Kazakstan

                       -  Kyrgyz Republic

[HOMESTAKE        HOMESTAKE COMBINATION IS BEST
   LOGO]          FOR SANTA FE SHAREHOLDERS

[SANTA FE
   LOGO]

                                                Santa Fe/Homestake
                                                ------------------
                   Current Value to
                   GLD Shareholders              $17.42 per share

                   % of Combined Equity
                   Owned by GLD Shareholders            50%

                   "Rerating" Opportunity               Yes

                   Accretive to 1997 Cash flow          Yes

                   Accretive to 1997 EPS                Yes

                   Debt to Capitalization               29%

                   Closing                          April 1997

[HOMESTAKE        THE NEW HOMESTAKE
   LOGO]

[SANTA FE
   LOGO]
                  -  A New Leading International Gold Company

                  - Asset Base, Portfolio of Growth Opportunities, Financial Strength and Operating Skills

                  -  Spectacular Fit and #1 Nevada Land Position

                  -  Combination Enhances Prospects for Growth

                  -  Potential for Valuation Rerating

[HOMESTAKE              December 9, 1996
LOGO]
                        Statements contained in this analyst presentation which
                        are not historical facts are forward-looking statements
[SANTA FE               as that item is defined in Private Securities Litigation
PACIFIC                 Reform Act of 1995. Such forward-looking statements are
GOLD                    subject to risks and uncertainties which could cause
CORPORATION             actual results to differ materially from estimated
LOGO]                   results. Such risks and uncertainties are detailed in
                        the companies' filings with the Securities and Exchange
                        Commission.

           INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS
              OF HOMESTAKE MINING COMPANY AND OTHER REPRESENTATIVES
              OF HOMESTAKE MINING COMPANY WHO MAY COMMUNICATE WITH HOMESTAKE AND SANTA FE PACIFIC GOLD CORPORATION SHAREHOLDERS

          The following is information concerning the directors and executive officers of Homestake Mining Company and other representatives of Homestake ("Homestake") who may communicate with Homestake and Santa Fe Pacific Gold Corporation ("Santa Fe") shareholders with respect to (i) Homestake's planned combination with Santa Fe pursuant to which Santa Fe will become a wholly-owned subsidiary of Homestake and each outstanding share of Santa Fe Common Stock, $0.01 par value, will be converted into the right to receive 1.115 shares of Homestake Common Stock, $1.00 par value (the "Combination") and (ii) the proposed offer by Newmont Mining Corporation ("Newmont") disclosed in the preliminary prospectus contained in the Registration Statement on Form S-4 of Newmont that was filed with the Securities and Exchange Commission on January 7, 1997 (Registration No. 333-19335), to exchange each outstanding share of Santa Fe Common Stock for 0.40 of a share of Newmont Common Stock, $1.60 par value. Newmont's proposed offer has not been commenced. Newmont's Registration Statement states that its principal executive offices are located at 1700 Lincoln Street, Denver, Colorado 80203. Santa Fe's principal executive offices are located at 6200 Uptown Boulevard NE, Suite 400, Albuquerque, New Mexico 87110.

                       DIRECTORS AND OFFICERS OF HOMESTAKE


                                                    PRESENT POSITION WITH HOMESTAKE OR OTHER PRINCIPAL
NAME AND BUSINESS ADDRESS                           OCCUPATION OR EMPLOYMENT
-------------------------                           --------------------------------------------------

M. Norman Anderson...............................   Director, Homestake Mining Company; Former
     N Anderson & Associates                        Chairman International Corona Corporation;
     502-455 Granville Street                       Mining Industry Consultant.
     Vancouver, V6C1V2

Jan P. Berger....................................   Treasurer, Homestake Mining Company.
     Homestake Mining Company
     650 California Street
     San Francisco, CA 94108-
     2788

Michael L. Carroll...............................   Director of Taxes and Assistant Secretary,
     Homestake Mining Company                       Homestake Mining Company.
     650 California Street
     San Francisco, CA 94108-
     2788

Robert H. Clark, Jr..............................   Director, Homestake Mining Company; President and
     529 Fifth Avenue                               Chief Executive Officer, Case, Pomeroy & Company,
     Suite 1600                                     Inc.
     New York, NY  10017

Harry M. Conger..................................   Director and Chairman of the Board,
     Homestake Mining Company                       Homestake Mining Company.
     650 California Street
     San Francisco, CA 94108-
     2788

G. Robert Durham.................................   Director, Homestake Mining Company.
     943 Seddon Cove Way
     Tampa, FL 33602

Gene G. Elam.....................................   Vice President, Finance and Chief Financial
     Homestake Mining Company                       Officer, Homestake Mining Company.
     650 California Street
     San Francisco, CA 94108-
     2788

Douglas W. Fuerstenau............................   Director, Homestake Mining Company; Professor in
     University of California,                      the Graduate School, Department of Materials
     Berkeley                                       Science and Mineral Engineering, University of
     477 Evans Hall                                 California, Berkeley.
     No. 1760
     Berkeley, CA  94720

Dennis B. Goldstein..............................   Corporate Counsel and Assistant Secretary,
     Homestake Mining Company                       Homestake Mining Company.
     650 California Street
     San Francisco, CA 94108-
     2788

Lee A. Graber....................................   Vice President, Corporate Development, Homestake
     Homestake Mining Company                       Mining Company.
     650 California Street
     San Francisco, CA 94108-
     2788

Henry G. Grundstedt..............................   Director, Homestake Mining Company; Former Senior
     P.O. Box 105                                   Vice President, Capital Guardian Trust.
     Umpqua, OR 97486-0105

Fred Hewett......................................   Assistant Controller, Homestake Mining Company.
     Homestake Mining Company
     650 California Street
     San Francisco, CA 94108-
     2788

William A. Humphrey..............................   Director, Vice Chairman of the Board, Former
     Homestake Mining Company                       President and Chief Operating Officer, Homestake
     650 California Street                          Mining Company.
     San Francisco, CA 94108-
     2788

Robert K. Jaedicke..............................   Director, Homestake Mining Company; Professor
     Graduate School of Business                    (Emeritus) of Accounting Graduate School of
     Stanford University                            Business, Stanford University.
     Stanford, CA 94305-5015

Wayne Kirk.......................................   Vice President, General Counsel and Corporate
     Homestake Mining Company                       Secretary, Homestake Mining Company.
     650 California Street
     San Francisco, CA 94108-
     2788

Gillyeard J. Leathley............................   Vice President, Operations, Homestake Mining
     Homestake Mining Company                       Company.
     650 California Street
     San Francisco, CA 94108-
     2788

William F. Lindqvist.............................   Vice President, Exploration, Homestake Mining
     Homestake Mining Company                       Company.
     650 California Street
     San Francisco, CA 94108-
     2788

John Neerhout, Jr................................   Director, Homestake Mining Company.
     15 Peninsula Road
     Belvedere, CA 94920

Ronald D. Parker.................................   Vice President, Canada, Homestake Mining Company.
     1000-700 W. Pender Street
     Vancouver, BC V6C 168
     CANADA

David W. Peat....................................   Vice President and Controller, Homestake Mining
     Homestake Mining Company                       Company.
     650 California Street
     San Francisco, CA 94108-
     2788

Stuart T. Peeler.................................   Director, Homestake Mining Company; Petroleum
     Casa Codorniz                                  Industry Consultant.
     POB 35852
     Tucson, AZ 85740

Carol A. Rae.....................................   Director, Homestake Mining Company; Former
     HC 89 - Box 188A                               President and Chief Executive Officer, Magnum
     Hermosa, SD 57744                              Diamond Corporation.

Berne A. Schepman................................   Director, Homestake Mining Company; President, The
     The Adair Company                              Adair Company.
     1670 South Amphlett Blvd.
     Suite 214
     San Mateo, CA  94402

Richard A. Tastula...............................   Vice President, Australia, Homestake Mining
     9th Floor                                      Company.
     2 Mill Street
     Perth, WA 6000

Jack E. Thompson.................................   Director, President and Chief Executive Officer,
     Homestake Mining Company                       Homestake Mining Company.
     650 California Street
     San Francisco, CA 94108-
     2788

Thomas H. Wong...................................   Assistant Treasurer and Assistant Secretary,
     Homestake Mining Company                       Homestake Mining Company.
     650 California Street
     San Francisco, CA 94108-
     2788


          On November 17, 1996, Homestake and Santa Fe entered into a confidentiality agreement pursuant to which, among other things, each party agreed to protect the confidential and proprietary information and data provided to each other in connection with the evaluation of one or more business transactions. On December 8, 1996, Homestake, Santa Fe and HMGLD Corp, a wholly-owned subsidiary of Homestake, entered into an Agreement and Plan of Merger pursuant to which the Combination will be consummated. On January 9, 1997, Homestake purchased 100 shares of Santa Fe common stock. In addition, the following individuals named above own the following shares of Santa Fe common stock, all of which has been owned by such individuals for more than 60 days: Mr. Peeler - 10,300 shares; Mr. Elam - 2,000 shares; and Mr. Graber - 1,000 shares.

          At the effective time (the "Effective Time") of the Combination, five members of the Homestake Board will continue as directors of Homestake. The other eight members of the Homestake Board will voluntarily resign as directors of Homestake. The Agreement provides that at the Effective Time, Mr. Thompson will become Homestake's Chairman of the Board and Chief Executive Officer.

          A total of ten Homestake management personnel, including Messrs. Thompson, Elam, Kirk, Leathley and Lindqvist, have severance agreements with Homestake under which they are entitled to receive benefits in the event of a change of control followed by certain events. The Combination is a change of control for purposes of these severance agreements. Under the severance agreements, entitlement to benefits arises if, within three years following the consummation of the Combination, such person's employment is terminated or such person elects to terminate his employment following (i) a reduction in salary or certain benefits, (ii) a change in location of employment, (iii) a change in position, duties, responsibilities or status inconsistent with such person's prior position, or (iv) a reduction in responsibilities, title or office as in effect just before the consummation of the Combination. Benefits consist of (i) a lump sum payment equal to two times such person's highest annual salary and bonus (including deferred compensation) during the three years prior to termination, (ii) continuation of participation in insurance and certain other fringe benefits for two years, (iii) continued vesting of stock options, and
(iv) relocation assistance. Such benefits are in lieu of severance benefits otherwise payable under Homestake's general severance policy.

          The same ten management personnel are also participants in Homestake's Executive Supplemental Retirement Plan (the "Homestake ESRP"). The Homestake ESRP provides that participating employees accrue retirement benefits at the rate of 4 1/3% times years of service up to a maximum of 15 years. Service credit is then multiplied by average monthly compensation during the 36 consecutive months of highest compensation (salary and bonus) to determine a monthly retirement benefit. Benefits are payable on retirement at age 62 after 10 continuous years of service, with provision for early retirement between ages 55 and 62. Within two years following the Combination, if any participant's employment is terminated by Homestake or by the participant for any reason, such participant will fully vest in the maximum benefits payable under the Homestake ESRP to the extent such participant is not already fully vested, and will be entitled to commence receiving such benefits at age 55. Benefits payable under the Homestake ESRP are reduced to the extent of retirement benefits otherwise payable under any other Homestake retirement plan (except the Homestake Mining Company Savings Plan).

          Homestake has a deferred compensation plan under which 23 eligible employees and the directors are entitled to defer receipt of compensation. Deferred compensation earns interest at rates determined under the plan, with a higher rate equal to 120% of the regular rate (the "Preferred Rate") for persons who have been participants for more than five years. Under the deferred compensation plan, following the Combination, all deferred compensation will earn interest at the Preferred Rate.

             OTHER REPRESENTATIVES OF HOMESTAKE WHO MAY COMMUNICATE
                    WITH HOMESTAKE AND SANTA FE SHAREHOLDERS



                                                                  PRESENT PRINCIPAL
NAME AND BUSINESS ADDRESS                                         OCCUPATION OR EMPLOYMENT
-------------------------                                         ------------------------

  Robert A. Pilkington.........................................   Managing Director
     Dillon, Read & Co. Inc.
     535 Madison Avenue
     New York, NY 10022


          Homestake has retained Dillon, Read & Co. Inc. ("Dillon Read") to act as its financial advisor in connection with the Combination and related matters. Pursuant to an engagement letter dated as of November 21, 1996, between Homestake and Dillon Read, Homestake has agreed to pay Dillon Read a fee of 0.33% of the equity consideration in the Combination, subject to a maximum fee of $6,500,000, for services provided in connection with the Combination. Of this amount, $2,250,000 was paid upon the announcement by Homestake of the execution of the Agreement; the payment of the balance is contingent upon the consummation of the merger. Homestake has also agreed to reimburse Dillon Read for the expenses reasonably incurred by it in connection with its engagement (including reasonable counsel fees) and to indemnify Dillon Read and its officers, directors, employees, agents and controlling persons against certain expenses, losses, claims, damages or liabilities in connection with its services, including those arising under the federal securities laws.

          This information is being furnished by Homestake to Homestake and Santa Fe shareholders pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended, in response to the proposed Newmont exchange offer and Newmont's proposed solicitation of proxies. This information is not being furnished by Santa Fe or its Board of Directors.